EXHIBIT 99.1

PRESS RELEASE
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FOR IMMEDIATE RELEASE Investor and Press Contact: Howard C. Bluver President & Chief Executive Officer (631) 208-2400	4 West Second Street Riverhead, NY 11901 (631) 208-2400 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com

SUFFOLK BANCORP ANNOUNCES THE APPOINTMENT OF EXECUTIVE VICE
PRESIDENT AND CHIEF FINANCIAL OFFICER BRIAN K. FINNERAN TO THE
 BOARD OF DIRECTORS

Riverhead, New York, September 30, 2015 — Suffolk Bancorp (the "Company") (NASDAQ - SUBK), parent company of Suffolk County National Bank (the "Bank"), announced that the Board of Directors of the Company and the Bank, at their regular meetings held today, appointed EVP & CFO Brian K. Finneran as a Director of  the Company and the Bank, respectively. Mr. Finneran has served as EVP & CFO of the Company and the Bank since February 2012.

Chairman of the Board Joseph A. Gaviola stated: "The Board of Directors is very much looking forward to having Brian join us on the Board. In the 3½ years that Brian has been our Chief Financial Officer, we have seen up close and first-hand the significant contributions that he has made in transforming our Company into the high performing, growing and admired institution it is today. With the significant experience Brian has in all aspects of finance, strategy, capital markets and public company operations, among many other areas, we know Brian will add considerable expertise and value to our Board of Directors."

President and CEO Howard C. Bluver stated: "I could not be more pleased to see Brian recognized for the outstanding work he has done since joining the Company in 2012. As my first hire and my key partner since I became CEO in January 2012, there is no one who is more responsible for the financial and operational success we have seen over the last 3½ years. Brian has built what I believe is one of the strongest and most disciplined financial operations in the community banking space, and he is universally respected by our shareholders, regulators, customers and employees. With his deep experience in all aspects of financial institutions operations, there is no doubt Brian will bring significant insight and expertise to our Board of Directors. I look forward to continuing to work closely with Brian in the years to come."

Corporate Information
Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York and Suffolk Bancorp's wholly owned subsidiary. Organized in 1890, the Bank has 27 branch offices in Nassau, Suffolk and Queens Counties, New York. For more information about the Bank and its products and services, please visit www.scnb.com.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995
Certain statements contained in this discussion are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These can include remarks about the Company, the banking industry, the economy in general, expectations of the business environment in which the Company operates, projections of future performance, and potential future credit experience. These remarks are based upon current management expectations, and may, therefore, involve risks and uncertainties that cannot be predicted or quantified, that are beyond the Company's control and that could cause future results to vary materially from the Company's historical performance or from current expectations. These remarks may be identified by such forward-looking statements as "should," "expect," "believe," "view," "opportunity," "allow," "continues," "reflects," "typically," "usually," "anticipate," or similar statements or variations of such terms. Factors that could affect the Company include particularly, but are not

PRESS RELEASE September 30, 2015 Page 2 of 2

limited to: increased capital requirements mandated by the Company's regulators; the Company's ability to raise capital; competitive factors, including price competition; changes in interest rates; increases or decreases in retail and commercial economic activity in the Company's market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; results of regulatory examinations or changes in law, regulations or regulatory practices; the Company's ability to attract and retain key management and staff; any failure by the Company to maintain effective internal control over financial reporting; larger-than-expected losses from the sale of assets; and the potential that net charge-offs are higher than expected or for further increases in our provision for loan losses. Further, it could take the Company longer than anticipated to implement its strategic plans to increase revenue and manage non-interest expense, or it may not be possible to implement those plans at all. Finally, new and unanticipated legislation, regulation, or accounting standards may require the Company to change its practices in ways that materially change the results of operations. We have no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document. For more information, see the risk factors described in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.